EXHIBIT 99.2

                            Joint Filer Information
                            -----------------------


Name:                           MacDougald Management, Inc.

Address:                        3773 Howard Hughes Parkway,
                                Suite 300 North
                                Las Vegas, Nevada  89109

Designated Filer:               James E. MacDougald

Issuer and Ticker Symbol:       Odyssey Marine Exploration, Inc. (OMEX)

Date of Event Requiring
  Statement:                    November 7, 2003